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                                                                   EXHIBIT 10.15


[OPTEL LETTERHEAD]


                                                                November 7, 1995


Ms. Lynn Zera
440 Sheffield Drive
Richardson, Texas 75081


Dear Lynn:

I am pleased to confirm our offer of employment as Vice President of Human Resources at a weekly base salary of $1,822.00 (a performance and compensation review will occur at the end of 6 months - May 1, 1996) with a prospective start date on or before Monday, November 20, 1995.
Your compensation package will include:

o    A comprehensive benefits package.

o    Annual bonus program up to 25% based upon agreed upon goals and objectives.

o Long term stock option plan to be established during the 1995 calendar year, (stock offering will be at the same level as other vice presidents).

o Participation in the 3 year incentive plan based on accomplishment of 3 year plan goals.

o    Four (4) weeks vacation per year beginning in 1996.

o In the event of termination for other than cause (i.e., takeover by another company) a severance package equivalent to 6 months salary will be paid in a lump sum.

o All other terms and conditions to be consistent with same level employee of OpTel.

This offer is contingent upon your passing our required pre-employment drug test for controlled substances, a background check and signing the attached Confidentiality and Non-Disclosure Agreement.

The Immigration Reform and Control Act of 1986 requires that employers verify the employment eligibility and identification of all employees hired after November 6, 1986. Accordingly, on your first day of employment, you will be asked to show a company representative the documents identified in Attachment "A" (enclosed) and sign a statement that you are lawfully authorized to work in the United States (I-9 enclosed) and that the documents you have presented are genuine and relate to you. Also, please bring a copy of your birth certificate and a copy of your spouse's (if applicable) for benefits purposes.

If you find these terms acceptable, please indicate your acceptance by signing below and return a copy of this letter, along with the completed application to the attention of Mr. Danny French, Human Resources Consultant, in the enclosed self-addressed envelope, on or before November 17, 1995.
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[OPTEL LOGO]


I look forward to you joining the OpTel team and feel confident that your background and experience will make a significant contribution to OpTel's success.


Sincerely,

/s/ RORY O. COLE                        /s/ LYNN ZERA
Role O. Cole                            Lynn Zera
Chief Operating Officer


ROC/lgs